Exhibit 99.3

INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Page
Unaudited Pro Forma Combined and Consolidated Balance Sheets	F-3
Unaudited Pro Forma Combined and Consolidated Statements of Operations	F-4
Notes to the Unaudited Pro Forma Combined and Consolidated Balance Sheets and Statements of Operations	F-5

UNAUDITED PRO FORMA COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

On March 24, 2010, Pernix Therapeutics Holdings, Inc. (“Pernix”) completed the acquisition from Shionogi Pharma, Inc. (“Shionogi) (formerly “Sciele Pharma, Inc.”) of substantially all of Sciele Pharma’s assets and rights relating to CEDAX, a prescription antibiotic used to treat mild to moderate infections of the throat, ear and respiratory tract, for an aggregate purchase price of $6.1 million to be paid in three installments as follows (i) $1.5 million which was paid at closing, (ii) $1.5 million which was paid on the 60 th day following the closing, or May 23, 2010 and (iii) $3.1 million to be paid on the 270 th day following the closing, or December 19, 2010 . The acquisition was consummated pursuant to the terms of that certain Asset Purchase Agreement dated January 8, 2010 (the “Agreement”).  Pernix expects to fund the acquisition using existing cash and cash equivalents and cash flows provided by existing operations. Pernix retained VelocityHealth Securities, Inc. to provide financial advisory and investment bank services to it in connection with the acquisition of CEDAX for a fee of $100,000.

In connection with the closing of the acquisition, Pernix was assigned the rights to a certain Equipment Agreement between Schering Corporation and Shionogi pursuant to which Shionogi will acquire, test and implement certain equipment required for the manufacturing of CEDAX.  This equipment, when purchased and implemented, will be paid for by Shionogi and Pernix will assume title.  This equipment is expected to be implemented by August 2010.

Pernix and Golf Trust of America, Inc. (“GTA”) completed a reverse merger on March 9, 2010 as reported in Pernix’s 8-K filed on March 15, 2010.  Since this reverse merger closed prior to the closing of the CEDAX acquisition, the historical financial statements for Pernix illustrated in this pro forma include pro forma statements of both Pernix and GTA so as to more accurately reflect the financial position of Pernix as of the date of the CEDAX acquisition. The unaudited pro forma combined and consolidated balance sheet data assumes that the CEDAX acquisition took place on December 31, 2009, and combines Pernix’s combined and consolidated pro forma balance sheet as of December 31, 2009 with the statement of assets acquired and liabilities assumed of CEDAX as of December 31, 2009.  The unaudited pro forma combined and consolidated statements of operations for the year ended December 31, 2009 give effect to the acquisition as if it occurred on January 1, 2009. The unaudited pro forma combined and consolidated financial statements give effect to the acquisition under the purchase method of accounting. Accordingly, Pernix’s cost to acquire the CEDAX Product Line has been allocated to the tangible assets and intangible assets based on their respective estimated fair values as of the date of the closing.  The fair value estimates are preliminary and may change upon finalization of the purchase price allocation. The CEDAX pro forma adjustments are preliminary; consequently, the amount reflected in the unaudited pro forma combined and consolidated financial statements are subject to change, and the final amounts may differ substantially.

The pro forma combined and consolidated financial statements should be read in conjunction with (i) the historical audited combined and consolidated financial statements and notes thereto of Pernix contained in its Current Report on Form 8-K filed on March 15, 2010; (ii) the Unaudited Pro Forma Combined and Consolidated Financial Information of Pernix and GTA contained in Pernix’s Current Report on Form 8-K filed on March 15, 2010, and (iii) the historical audited special-purpose carve out financial statements and notes thereto of the CEDAX Product Line, A Product Owned By Shionogi Pharma, Inc., as of and for the year ended December 31, 2009 which are included as Exhibit 99.2 to this Current Report on Form 8-K/A.

            The unaudited pro forma combined and consolidated financial information, while helpful in illustrating the financial characteristics of the acquisition of CEDAX to the combined and consolidated company under one set of assumptions, it does not reflect the benefits of any cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also is not necessarily indicative of the combined and consolidated financial condition or results of operations of future periods or the combined and consolidated financial condition or results of operations that actually would have been realized had the acquisition occurred during this period.

PERNIX THERAPEUTICS HOLDINGS, INC. AND SUBSIDIARIES
 UNAUDITED PRO FORMA COMBINED AND CONSOLIDATED BALANCE SHEETS
(in thousands)

	Historical as of December 31, 2009
	Golf Trust of America, Inc.	Pernix Therapeutics, Inc.	Pro forma Adjustments	Merger Pro forma	CEDAX Pro forma Adjustments		Merger Pro forma Adjusted for CEDAX
ASSETS
Current Assets
Cash and cash equivalents	$6,714	$4,579	$(383)	$10,910	$(1,600)	(a)	$9,310
Note receivable – current	133	—	—	133	—		133
Accounts receivable	—	3,836	—	3,836	—		3,836
Inventories	—	1,082	—	1,082	572	(b)	1,654
Prepaids and other current assets	28	1,984	—	2,012	89	(c)	2,101
Deferred tax asset - current	—	—	2,738	2,738	—		2,738
Total current assets	6,875	11,481	2,355	20,711	(939)		19,772
Property & equipment – net	965	139	—	1,104	—		1,104
Intangible assets	—	1,409	—	1,409	5,439	(d)	6,848
Other assets – long-term	—	383	634	1,017	—		1,017
Note receivable – long-term	120	—	—	120	—		120
TOTAL ASSETS	$7,960	$13,412	$2,989	$24,361	$4,500		$28,861

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$86	$437	$—	$523	$—		$523
Accrued expenses	62	243	(29)	276	4,600	(e)	4,876
Accrued allowances	—	6,795	—	6,795	—		6,795
Accrued personnel cost	—	561	—	561	—		561
Total current liabilities	148	8,036	(29)	8,155	4,600		12,755
Total Liabilities	148	8,036	(29)	8,155	4,600		12,755

Stockholders and Non-Controlling Equity

Common Stock	73	—	172	245	—		245
Additional Paid in Capital	8,982	998	1,957	11,937	—		11,937
Retained earnings	(1,243)	4,308	889	3,954	(100)	(a)	3,854
Total Stockholders’ Equity	7,812	5,306	3,018	16,136	(100)		16,036
Non-controlling equity	—	70	—	70	—		70
Total Equity	7,812	5,376	3,018	16,206	(100)		16,106
TOTAL LIABILITIES & EQUITY	$7,960	$13,412	$2,989	$24,361	$4,500		$28,861

See accompanying notes to unaudited pro forma combined and consolidated balance sheets and statements of operations.

PERNIX THERAPEUTICS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Historical Year Ended December 31, 2009
	Golf Trust of America, Inc.	Pernix Therapeutics, Inc.	Pro forma Adjustments	Pro forma	CEDAX Pro forma Adjustments		Merger Pro forma Adjustments for CEDAX
Net Sales	$—	$27,930	$—	$27,930	$2,422	(f)	$30,352
Costs and expenses:
Cost of product sales	—	5,437	—	5,437	670	(g)	6,107
Selling expenses	—	4,742	—	4,742	—		4,742
Royalty expenses	—	1,224	—	1,224	—		1,224
General and administrative	1,562	6,388	(1,064)	6,886	100	(h)	6,986
Research and development expense	—	712	—	712	—		712
Impairment loss	80	—	—	80	—		80
Depreciation and amortization expense	4	211	(16)	199	989	(i)	1,188
Total costs and expenses	1,646	18,714	(1,080)	19,280	1,759		21,039
Income (loss) from operations	(1,646)	9,216	1,080	8,650	663		9,313
Other Income:
Interest income, net	96	20	—	116	—		116
Other income	—	2	—	2	—		2
Other income, net	96	22	—	118	—		118
Income (loss) from continuing operations before income tax and non-controlling interest	(1,550)	9,238	1,080	8,768	663		9,431
Less: Provision for taxes	—	39	3,250	3,289	239	(j)	3,528
Net income/(loss) before non-controlling interest	(1,550)	9,199	(2,170)	5,479	424		5,903
Net loss attributable to the non-controlling interests	—	(41)	—	(41)	—		(41)
Net income/(loss) attributable to controlling interest	$(1,550)	$9,240	$(2,170)	$5,520	$424		$5,944

(Loss)/earnings per share of common stock:
Basic and fully diluted	$(0.21)			$0.22	$0.02		$0.24
Weighted average number of shares outstanding:
			(24,558,581)
Basic and fully diluted	7,317,163		41,800,000	24,558,581	24,558,581		24,558,581

See accompanying notes to unaudited pro forma combined and consolidated balance sheets and statements of operations.

Notes to the Unaudited Pro Forma Combined and Consolidated Balance Sheets and Statements of Operations

1.	Basis of Presentation

The statements contained in this section may be deemed to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the words “believe,” “expect, “anticipate,” “intend,” “estimate” and similar expressions. These forward-looking statements are based largely on management’s expectations and are subject to a number of uncertainties. Actual results could differ materially from these forward-looking statements.  Pernix does not undertake any obligation to update publicly or revise any forward-looking statements.

On March 24, 2010, Pernix Therapeutics Holdings, Inc. (“Pernix”) completed the acquisition from Shionogi Pharma, Inc. (“Shionogi) (formerly “Sciele Pharma, Inc.”) of substantially all of Sciele Pharma’s assets and rights relating to CEDAX, a prescription antibiotic used to treat mild to moderate infections of the throat, ear and respiratory tract, for an aggregate purchase price of $6.1 million to be paid in three installments as follows (i) $1.5 million which was paid at closing, (ii) $1.5 million which was paid on the 60 th day following the closing, or May 23, 2010 and (iii) $3.1 million to be paid on the 270 th day following the closing, or December 19, 2010 . The acquisition was consummated pursuant to the terms of that certain Asset Purchase Agreement dated January 8, 2010 (the “Agreement”).  Pernix expects to fund the acquisition using existing cash and cash equivalents and cash flows provided by existing operations. Pernix retained VelocityHealth Securities, Inc. to provide financial advisory and investment bank services to it in connection with the acquisition of CEDAX for a fee of $100,000.

In connection with the closing of the acquisition, Pernix was assigned the rights to a certain Equipment Agreement between Schering Corporation and Shionogi pursuant to which Shionogi will acquire, test and implement certain equipment required for the manufacturing of CEDAX.  This equipment, when purchased and implemented, will be paid for by Shionogi and Pernix will assume title.  This equipment is expected to be implemented by August 2010.

Pernix and Golf Trust of America, Inc. (“GTA”) completed a reverse merger on March 9, 2010 as reported in Pernix’s 8-K filed on March 15, 2010.  Since this reverse merger closed prior to the closing of the CEDAX acquisition, the historical financial statements for Pernix illustrated in this pro forma include pro forma statements of both Pernix and GTA so as to more accurately reflect the financial position of Pernix as of the date of the CEDAX acquisition. The unaudited pro forma combined and consolidated balance sheet data assumes that the CEDAX acquisition took place on December 31, 2009, and combines Pernix’s combined and consolidated pro forma balance sheet as of December 31, 2009 with the statement of assets acquired and liabilities assumed of CEDAX as of December 31, 2009.  The unaudited pro forma combined and consolidated statements of operations for the year ended December 31, 2009 give effect to the acquisition as if it occurred on January 1, 2009. The unaudited pro forma combined and consolidated financial statements give effect to the acquisition under the purchase method of accounting.  Accordingly, Pernix’s cost to acquire the CEDAX Product Line has been allocated to the tangible assets and intangible assets based on their respective estimated fair values as of the date of the closing.  The fair value estimates are preliminary and may change upon finalization of the purchase price allocation. The CEDAX pro forma adjustments are preliminary; consequently, the amount reflected in the unaudited pro forma combined and consolidated financial statements are subject to change, and the final amounts may differ substantially.

The pro forma combined and consolidated financial statements should be read in conjunction with (i) the historical audited combined and consolidated financial statements and notes thereto of Pernix contained in its Current Report on Form 8-K filed on March 15, 2010; (ii) the Unaudited Pro Forma Combined and Consolidated Financial Information of Pernix and GTA contained in Pernix’s Current Report on Form 8-K filed on March 15, 2010, and (iii) the historical audited special-purpose carve out financial statements and notes thereto of the CEDAX Product Line, A Product Owned By Shionogi Pharma, Inc., as of and for the year ended December 31, 2009 which are included as Exhibit 99.2 to this Current Report on Form 8-K/A.

            The unaudited pro forma combined and consolidated financial information, while helpful in illustrating the financial characteristics of the acquisition of CEDAX to the combined and consolidated company under one set of assumptions, it does not reflect the benefits of any cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also is not necessarily indicative of the combined and consolidated financial condition or results of operations of future periods or the combined and consolidated financial condition or results of operations that actually would have been realized had the acquisition occurred during this period.

The unaudited combined and consolidated pro forma financial statements were prepared using the assumptions described below and in the related notes.

2.	Allocation of Purchase Price

The following represents the preliminary allocation of the purchase price, subject to final adjustments:

		Estimated Useful Life
Inventories	$572,000
Other assets – equipment due from Schering	89,000
Intangible assets – trademark rights and non-exclusive sublicense of US Patent to manufacture and sell the product	5,439,000	5.5 years
Total Purchase Price	6,100,000

 Pernix retained VelocityHealth Securities, Inc. to provide financial advisory and investment bank services to it in connection with the acquisition of CEDAX for a fee of $100,000 which was expensed to professional fees included in general and administrative expenses.

3.	Proforma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” in both the Unaudited Pro Forma Combined and Consolidated Balance Sheets and the Unaudited Pro Forma Combined and Consolidated Statements of Operations correspond with the following:

Pro Forma Balance Sheet Adjustments

(a)	Payment of the $1,500,000 initial payment of the purchase price which was due at closing plus the payment of the financial advisory fee of $100,000.
(b)	Assumption of the inventory of saleable CEDAX product.
(c)	Assumption of the rights under the Equipment Agreement with Schering to receive approximately $89,000 in equipment for which Shionogi retains the liability for payment.
(d)	Acquisition of tangibles - see Note 2 above.
(e)	Liability for remaining installment payments of purchase price. See Note 1 above.

Pro Forma Statement of Operations Adjustments

(f)	Recognize the net revenue earned on CEDAX sales.
(g)	Recognize the cost of the CEDAX product sales.
(h)	Recognize expense for financial advisory fee of $100,000.
(i)	Annual amortization expense recognized on identified intangible assets (see Note 2 above) resulting from acquisition assuming that the useful life is 5.5 years.
(j)
For purposes of determining the estimated income tax expense for adjustments reflected in the unaudited proforma combined and consolidated statement of operations, a combined U.S. Federal and state statutory rate of approximately 36.0% has been utiltized.